Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 17, 2013

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2013.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2013 were $2.55, up 49% from $1.71 in the year-earlier quarter and 29% higher than $1.98 in the initial 2013 quarter. GAAP-basis net income in the recent quarter totaled $348 million, 49% higher than $233 million in the second quarter of 2012 and 27% above $274 million in the first quarter of 2013. GAAP-basis net income for the second quarter of 2013 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.68% and 13.78%, respectively, improved from 1.17% and 10.12%, respectively, in the second quarter of 2012 and from 1.36% and 11.10%, respectively, in the initial 2013 quarter.

Reflected in the recent quarter’s results were certain noteworthy items. M&T sold substantially all of its privately issued collateralized mortgage obligations that were in the available-for-sale investment securities portfolio for an after-tax loss of $28 million, or $.22 per diluted common share. In addition, M&T’s holdings of Visa and MasterCard shares were sold for an after-tax gain of $62 million, or $.48 per diluted common share. Finally, during the recent quarter M&T reversed an accrual for a

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M&T BANK CORPORATION

contingent compensation obligation assumed in the May 2011 acquisition of Wilmington Trust, resulting in a reduction of expenses having an after-tax impact of $15 million, or $.12 of diluted earnings per common share.

Reflecting on the recent quarter’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “Earnings quality in the second quarter continued to be supported by improved net interest income and strong mortgage banking revenues. These factors combined with above average credit quality. During the quarter, we took advantage of market conditions to reduce our exposure to private label mortgage-backed securities in favor of more liquid Ginnie Mae securities and we also liquidated our positions in Visa and MasterCard stock, for which the value had risen significantly. These actions combined with strong earnings resulted in a 62 basis point increase on our Tier 1 common ratio from March 31, while improving M&T’s liquidity profile. All in all, we are quite pleased with our second quarter results.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in

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reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, but include the effect of securities gains and losses, were $2.65 in the recent quarter, compared with $1.82 and $2.06 in the second quarter of 2012 and the first quarter of 2013, respectively. Net operating income during the second quarter of 2013 was $361 million, compared with $247 million in the year-earlier quarter and $285 million in the initial 2013 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income in the recently completed quarter was 1.81% and 22.72%, respectively, compared with 1.30% and 18.54% in the second quarter of 2012 and 1.48% and 18.71% in the first quarter of 2013.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $684 million in the second quarter of 2013, up 3% from $663 million in the immediately preceding quarter. The net interest margin was 3.71% in each of the two most recent quarters. The recent quarter’s net interest margin reflects an additional $13 million of interest income which resulted from an improvement in estimated cash flows expected to be collected on acquired loans. Stabilizing economic conditions and better than previously expected repayments led to a reduction in estimated expected credit losses on acquired loans of $130 million, resulting in a 2% increase in projected cash flows that will be recognized as interest income over the remaining terms of those loans. Taxable-equivalent net interest income in the recent quarter was up 4% from $655 million in the second quarter of 2012. That improvement reflects a $3.5 billion increase in average earning assets,

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including a $4.2 billion or 7% rise in average loans outstanding, partially offset by a 3 basis point decline in the net interest margin.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $57 million in the recent quarter, compared with

$60 million in the year-earlier quarter and $38 million in the initial 2013 quarter. Net charge-offs of loans were $57 million during the recent quarter, compared with $52 million and $37 million in the second quarter of 2012 and the first quarter of 2013, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .35% and .34% in the second quarters of 2013 and 2012, respectively, and .23% in the initial quarter of 2013.

Loans classified as nonaccrual declined to $965 million, or 1.46% of total loans outstanding at June 30, 2013, improved from

$968 million or 1.54% a year earlier and $1.05 billion or 1.60% at March 31, 2013. Assets taken in foreclosure of defaulted loans declined to $82 million at June 30, 2013, improved from $116 million at June 30, 2012 and $96 million at March 31, 2013.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $927 million at each of March 31 and June 30, 2013, compared with $917 million at June 30, 2012. The allowance expressed as a percentage of outstanding loans was 1.41% at the two most recent quarter-ends, compared with 1.46% at June 30, 2012.

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M&T BANK CORPORATION

Noninterest Income and Expense. Noninterest income totaled $509 million in the second quarter of 2013, compared with $392 million and $433 million in the year-earlier quarter and the first quarter of 2013, respectively. Reflected in those amounts were net pre-tax gains from investment securities of $56 million in the second quarter of 2013 and net pre-tax losses on investment securities of $17 million and $10 million in the second quarter of 2012 and the first quarter of 2013, respectively. The net securities gains in the recent quarter resulted from $103 million of gains realized on the sale of M&T’s holdings of shares of Visa and MasterCard, offset in part by $46 million of losses recognized from the sale of M&T’s privately issued collateralized mortgage obligations that had been held in its available-for-sale investment securities portfolio. The investment securities were sold as a result of favorable market conditions, thereby enhancing M&T’s liquidity and capital. The net securities losses in 2012’s second quarter and in the initial 2013 quarter were predominantly due to other-than-temporary impairment charges related to a subset of those same privately issued collateralized mortgage obligations.

Excluding gains and losses from investment securities in all periods, noninterest income in the second quarter of 2013 aggregated $452 million, up from $408 million in the year-earlier quarter and $443 million in the initial quarter of 2013. The most significant factor in the recent quarter’s improvement as compared with the year-earlier quarter was higher mortgage banking revenues. Relative to 2013’s first quarter, declines in residential mortgage banking revenues due to lower gain on sale margins were largely offset by higher commercial mortgage banking revenues.

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M&T BANK CORPORATION

Noninterest expense in the second quarter of 2013 totaled $599 million, down from $627 million in the year-earlier quarter and

$636 million in the first quarter of 2013. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $578 million in the recent quarter, compared with $604 million in the second quarter of 2012 and $618 million in 2013’s initial quarter. Factors contributing to the lower level of operating expenses in the recent quarter as compared with the year-earlier quarter were the reversal of an accrual for a contingent compensation obligation assumed in the May 2011 acquisition of Wilmington Trust and declines in FDIC assessments and expenses related to foreclosed assets, partially offset by higher costs for professional services. As compared with the first quarter of 2013, the recent quarter’s lower level of operating expenses was due, in large part, to a decline in salaries and employee benefits, including stock-based compensation, and the favorable resolution of the Wilmington Trust-related compensation contingency, partially offset by higher costs for professional services and advertising and promotion.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 50.9% in the second quarter of 2013, compared with 56.9% in the year-earlier period and 55.9% in the first quarter of 2013.

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M&T BANK CORPORATION

Balance Sheet. M&T had total assets of $83.2 billion at June 30, 2013, compared with $80.8 billion at June 30, 2012. Loans and leases, net of unearned discount, increased $3.1 billion or 5% to $66.0 billion at the recent quarter-end, from $62.9 billion a year earlier. Total deposits rose 5% to $65.7 billion at June 30, 2013 from $62.5 billion at June 30, 2012.

Total shareholders’ equity increased 11% to $10.7 billion at June 30, 2013 from $9.6 billion a year earlier, representing 12.88% and 11.92%, respectively, of total assets. Common shareholders’ equity was $9.8 billion, or $75.98 per share, at June 30, 2013, compared with $8.8 billion, or $69.15 per share, at June 30, 2012. Tangible equity per common share rose 19% to $48.26 at the recent quarter-end from $40.52 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $73.99 and $46.11, respectively, at March 31, 2013. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 7.85% at June 30, 2013, improved from 6.65% and 7.51% at June 30, 2012 and March 31, 2013, respectively. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, was 8.55% at June 30, 2013, improved from 7.15% and 7.93% at June 30, 2012 and March 31, 2013, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 12309206. The conference call will be webcast

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live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Saturday, July 20, 2013 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID# 12309206. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues;

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legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2013	2012	Change	2013	2012	Change
Performance
Net income	$348,466	233,380	49%	$622,579	439,843	42%
Net income available to common shareholders	328,557	214,716	53%	583,633	402,958	45%

Per common share:
Basic earnings	$2.56	1.71	50%	$4.56	3.21	42%
Diluted earnings	2.55	1.71	49%	4.53	3.20	42%
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average - diluted (1)	129,017	125,897	2%	128,828	125,756	2%
Period end (2)	129,464	126,645	2%	129,464	126,645	2%

Return on (annualized):
Average total assets	1.68%	1.17%		1.52%	1.12%
Average common shareholders’ equity	13.78%	10.12%		12.47%	9.58%

Taxable-equivalent net interest income	$683,804	654,628	4%	$1,346,304	1,281,722	5%

Yield on average earning assets	4.10%	4.25%		4.12%	4.24%
Cost of interest-bearing liabilities	.62%	.76%		.63%	.78%
Net interest spread	3.48%	3.49%		3.49%	3.46%
Contribution of interest-free funds	.23%	.25%		.22%	.25%
Net interest margin	3.71%	3.74%		3.71%	3.71%

Net charge-offs to average total net loans (annualized)	.35%	.34%		.29%	.33%

Net operating results (3)

Net operating income	$360,734	247,433	46%	$645,870	465,793	39%
Diluted net operating earnings per common share	2.65	1.82	46%	4.71	3.41	38%
Return on (annualized):
Average tangible assets	1.81%	1.30%		1.65%	1.24%
Average tangible common equity	22.72%	18.54%		20.76%	17.68%
Efficiency ratio	50.92%	56.86%		53.36%	58.92%

	At June 30
Loan quality	2013	2012	Change
Nonaccrual loans	$964,906	968,328	—
Real estate and other foreclosed assets	82,088	115,580	-29%

Total nonperforming assets	$1,046,994	1,083,908	-3%

Accruing loans past due 90 days or more (4)	$340,467	274,598	24%

Government guaranteed loans included in totals above:
Nonaccrual loans	$69,508	48,712	43%
Accruing loans past due 90 days or more	315,281	255,495	23%

Renegotiated loans	$263,351	267,111	-1%

Acquired accruing loans past due 90 days or more (5)	$155,686	162,487	-4%

Purchased impaired loans (6):
Outstanding customer balance	$725,196	1,037,458	-30%
Carrying amount	394,697	560,700	-30%

Nonaccrual loans to total net loans	1.46%	1.54%

Allowance for credit losses to total loans	1.41%	1.46%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Amounts in thousands, except per share
Performance

Net income	$348,466	274,113	296,193	293,462	233,380
Net income available to common shareholders	328,557	255,096	276,605	273,896	214,716

Per common share:
Basic earnings	$2.56	2.00	2.18	2.18	1.71
Diluted earnings	2.55	1.98	2.16	2.17	1.71
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	129,017	128,636	127,800	126,292	125,897
Period end (2)	129,464	128,999	128,234	127,461	126,645

Return on (annualized):
Average total assets	1.68%	1.36%	1.45%	1.45%	1.17%
Average common shareholders’ equity	13.78%	11.10%	12.10%	12.40%	10.12%

Taxable-equivalent net interest income	$683,804	662,500	673,929	669,256	654,628

Yield on average earning assets	4.10%	4.13%	4.17%	4.23%	4.25%
Cost of interest-bearing liabilities	.62%	.64%	.67%	.71%	.76%
Net interest spread	3.48%	3.49%	3.50%	3.52%	3.49%
Contribution of interest-free funds	.23%	.22%	.24%	.25%	.25%
Net interest margin	3.71%	3.71%	3.74%	3.77%	3.74%

Net charge-offs to average total net loans (annualized)	.35%	.23%	.27%	.26%	.34%

Net operating results (3)

Net operating income	$360,734	285,136	304,657	302,060	247,433
Diluted net operating earnings per common share	2.65	2.06	2.23	2.24	1.82
Return on (annualized):
Average tangible assets	1.81%	1.48%	1.56%	1.56%	1.30%
Average tangible common equity	22.72%	18.71%	20.46%	21.53%	18.54%
Efficiency ratio	50.92%	55.88%	53.63%	53.73%	56.86%

Loan quality	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Nonaccrual loans	$964,906	1,052,794	1,013,176	925,231	968,328
Real estate and other foreclosed assets	82,088	95,680	104,279	112,160	115,580

Total nonperforming assets	$1,046,994	1,148,474	1,117,455	1,037,391	1,083,908

Accruing loans past due 90 days or more (4)	$340,467	331,283	358,397	309,420	274,598

Government guaranteed loans included in totals above:
Nonaccrual loans	$69,508	63,385	57,420	54,583	48,712
Accruing loans past due 90 days or more	315,281	311,579	316,403	280,410	255,495

Renegotiated loans	$263,351	272,285	271,971	266,526	267,111

Acquired accruing loans past due 90 days or more (5)	$155,686	157,068	166,554	161,424	162,487

Purchased impaired loans (6):
Outstanding customer balance	$725,196	790,048	828,571	978,731	1,037,458
Carrying amount	394,697	425,232	447,114	528,001	560,700

Nonaccrual loans to total net loans	1.46%	1.60%	1.52%	1.44%	1.54%

Allowance for credit losses to total loans	1.41%	1.41%	1.39%	1.44%	1.46%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended June 30			Six months ended June 30
Dollars in thousands	2013	2012	Change	2013	2012	Change
Interest income	$750,207	737,386	2%	$1,480,182	1,451,481	2%
Interest expense	72,620	89,403	-19	146,545	183,109	-20

Net interest income	677,587	647,983	5	1,333,637	1,268,372	5

Provision for credit losses	57,000	60,000	-5	95,000	109,000	-13

Net interest income after provision for credit losses	620,587	587,983	6	1,238,637	1,159,372	7

Other income
Mortgage banking revenues	91,262	69,514	31	184,365	125,706	47
Service charges on deposit accounts	111,717	110,982	1	222,666	219,871	1
Trust income	124,728	122,275	2	246,331	239,228	3
Brokerage services income	17,258	16,172	7	32,969	30,073	10
Trading account and foreign exchange gains	9,224	6,238	48	18,151	16,809	8
Gain (loss) on bank investment securities	56,457	(408)	—	56,457	(363)	—
Other-than-temporary impairment losses recognized in earnings	—	(16,173)	—	(9,800)	(27,659)	—
Equity in earnings of Bayview Lending Group LLC	(2,453)	(6,635)	—	(6,109)	(11,387)	—
Other revenues from operations	100,496	89,685	12	196,541	176,095	12

Total other income	508,689	391,650	30	941,571	768,373	23

Other expense
Salaries and employee benefits	323,136	323,686	—	679,687	669,784	1
Equipment and net occupancy	64,278	65,376	-2	129,437	130,419	-1
Printing, postage and supplies	10,298	11,368	-9	20,997	23,240	-10
Amortization of core deposit and other intangible assets	12,502	15,907	-21	25,845	32,681	-21
FDIC assessments	17,695	24,962	-29	37,133	53,911	-31
Other costs of operations	170,682	186,093	-8	341,088	357,052	-4

Total other expense	598,591	627,392	-5	1,234,187	1,267,087	-3

Income before income taxes	530,685	352,241	51	946,021	660,658	43

Applicable income taxes	182,219	118,861	53	323,442	220,815	46

Net income	$348,466	233,380	49%	$622,579	439,843	42%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Interest income	$750,207	729,975	745,353	744,851	737,386
Interest expense	72,620	73,925	77,931	82,129	89,403

Net interest income	677,587	656,050	667,422	662,722	647,983

Provision for credit losses	57,000	38,000	49,000	46,000	60,000

Net interest income after provision for credit losses	620,587	618,050	618,422	616,722	587,983

Other income
Mortgage banking revenues	91,262	93,103	116,546	106,812	69,514
Service charges on deposit accounts	111,717	110,949	112,364	114,463	110,982
Trust income	124,728	121,603	116,915	115,709	122,275
Brokerage services income	17,258	15,711	14,872	14,114	16,172
Trading account and foreign exchange gains	9,224	8,927	10,356	8,469	6,238
Gain (loss) on bank investment securities	56,457	—	—	372	(408)
Other-than-temporary impairment losses recognized in earnings	—	(9,800)	(14,491)	(5,672)	(16,173)
Equity in earnings of Bayview Lending Group LLC	(2,453)	(3,656)	(4,941)	(5,183)	(6,635)
Other revenues from operations	100,496	96,045	101,543	96,649	89,685

Total other income	508,689	432,882	453,164	445,733	391,650

Other expense
Salaries and employee benefits	323,136	356,551	323,010	321,746	323,686
Equipment and net occupancy	64,278	65,159	62,884	64,248	65,376
Printing, postage and supplies	10,298	10,699	10,417	8,272	11,368
Amortization of core deposit and other intangible assets	12,502	13,343	13,865	14,085	15,907
FDIC assessments	17,695	19,438	23,398	23,801	24,962
Other costs of operations	170,682	170,406	192,572	183,875	186,093

Total other expense	598,591	635,596	626,146	616,027	627,392

Income before income taxes	530,685	415,336	445,440	446,428	352,241

Applicable income taxes	182,219	141,223	149,247	152,966	118,861

Net income	$348,466	274,113	296,193	293,462	233,380

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2013	2012	Change
ASSETS
Cash and due from banks	$1,350,015	1,421,831	-5%
Interest-bearing deposits at banks	2,555,354	1,069,717	139
Federal funds sold and agreements to resell securities	124,487	1,000	—
Trading account assets	378,235	544,938	-31
Investment securities	5,210,526	7,057,300	-26

Loans and leases:
Commercial, financial, etc.	18,021,812	16,395,587	10
Real estate - commercial	26,116,394	24,898,707	5
Real estate - consumer	10,399,749	9,811,525	6
Consumer	11,433,911	11,745,453	-3

Total loans and leases, net of unearned discount	65,971,866	62,851,272	5
Less: allowance for credit losses	927,065	917,028	1

Net loans and leases	65,044,801	61,934,244	5
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	89,918	143,713	-37
Other assets	4,951,044	5,110,210	-3

Total assets	$83,229,005	80,807,578	3%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,074,815	22,854,794	5%
Interest-bearing deposits	41,302,212	39,327,849	5
Deposits at Cayman Islands office	284,443	366,164	-22

Total deposits	65,661,470	62,548,807	5
Short-term borrowings	307,740	975,575	-68
Accrued interest and other liabilities	1,421,067	1,965,421	-28
Long-term borrowings	5,122,398	5,687,868	-10

Total liabilities	72,512,675	71,177,671	2

Shareholders’ equity:
Preferred	876,796	868,433	1
Common (1)	9,839,534	8,761,474	12

Total shareholders’ equity	10,716,330	9,629,907	11

Total liabilities and shareholders’ equity	$83,229,005	80,807,578	3%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $227.8 million at June 30, 2013 and $277.8 million at June 30, 2012.

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Dollars in thousands
ASSETS
Cash and due from banks	$1,350,015	1,231,091	1,983,615	1,622,928	1,421,831
Interest-bearing deposits at banks	2,555,354	1,304,770	129,945	411,994	1,069,717
Federal funds sold and agreements to resell securities	124,487	594,976	3,000	—	1,000
Trading account assets	378,235	420,144	488,966	526,844	544,938
Investment securities	5,210,526	5,660,831	6,074,361	6,624,004	7,057,300
Loans and leases:
Commercial, financial, etc.	18,021,812	17,469,138	17,776,953	16,704,575	16,395,587
Real estate - commercial	26,116,394	25,944,819	25,993,790	24,970,416	24,898,707
Real estate - consumer	10,399,749	11,094,577	11,240,837	10,808,220	9,811,525
Consumer	11,433,911	11,415,733	11,559,377	11,628,744	11,745,453

Total loans and leases, net of unearned discount	65,971,866	65,924,267	66,570,957	64,111,955	62,851,272
Less: allowance for credit losses	927,065	927,117	925,860	921,223	917,028

Net loans and leases	65,044,801	64,997,150	65,645,097	63,190,732	61,934,244
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	89,918	102,420	115,763	129,628	143,713
Other assets	4,951,044	4,975,950	5,043,431	5,054,478	5,110,210

Total assets	$83,229,005	82,811,957	83,008,803	81,085,233	80,807,578

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,074,815	23,603,971	24,240,802	22,968,401	22,854,794
Interest-bearing deposits	41,302,212	41,219,679	40,325,932	39,636,104	39,327,849
Deposits at Cayman Islands office	284,443	266,076	1,044,519	1,402,753	366,164

Total deposits	65,661,470	65,089,726	65,611,253	64,007,258	62,548,807
Short-term borrowings	307,740	374,593	1,074,482	592,154	975,575
Accrued interest and other liabilities	1,421,067	1,530,118	1,512,717	1,570,758	1,965,421
Long-term borrowings	5,122,398	5,394,563	4,607,758	4,969,536	5,687,868

Total liabilities	72,512,675	72,389,000	72,806,210	71,139,706	71,177,671
Shareholders’ equity:
Preferred	876,796	874,627	872,500	870,416	868,433
Common (1)	9,839,534	9,548,330	9,330,093	9,075,111	8,761,474

Total shareholders’ equity	10,716,330	10,422,957	10,202,593	9,945,527	9,629,907

Total liabilities and shareholders’ equity	$83,229,005	82,811,957	83,008,803	81,085,233	80,807,578

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $227.8 million at June 30, 2013, $226.0 million at March 31, 2013, $240.3 million at December 31, 2012, $230.1 million at September 30, 2012 and $277.8 million at June 30, 2012.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance June 30, 2013 from		Six months ended June 30
	June 30, 2013		June 30, 2012		March 31, 2013
							June 30, 2012	March 31, 2013	2013		2012		Change in balance
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate			Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$2,403	.24%	1,247	.25%	527	.21%	93%	356%	$1,470	.24%	774	.25%	90%
Federal funds sold and agreements to resell securities	199	.09	6	.56	81	.13	—	144	141	.10	4	.54	—
Trading account assets	86	1.43	100	1.64	76	3.60	-14	14	81	2.45	97	1.61	-16
Investment securities	5,293	3.34	7,271	3.47	5,803	3.33	-27	-9	5,546	3.33	7,389	3.51	-25

Loans and leases, net of unearned discount
Commercial, financial, etc.	17,713	3.61	16,104	3.72	17,328	3.66	10	2	17,522	3.64	15,918	3.72	10
Real estate - commercial	26,051	4.72	24,737	4.65	25,915	4.41	5	1	25,983	4.57	24,648	4.54	5
Real estate - consumer	10,806	4.05	9,216	4.43	11,142	4.09	17	-3	10,973	4.07	8,751	4.51	25
Consumer	11,409	4.58	11,769	4.82	11,467	4.66	-3	—	11,438	4.62	11,838	4.81	-3

Total loans and leases, net	65,979	4.32	61,826	4.42	65,852	4.24	7	—	65,916	4.28	61,155	4.39	8

Total earning assets	73,960	4.10	70,450	4.25	72,339	4.13	5	2	73,154	4.12	69,419	4.24	5
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	95		151		109		-37	-12	102		159		-36
Other assets	5,772		5,961		5,940		-3	-3	5,856		5,953		-2

Total assets	$83,352		80,087		81,913		4%	2%	$82,637		79,056		5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$941	.14	841	.20	893	.15	12%	5%	$917	.14	834	.17	10%
Savings deposits	36,459	.15	33,286	.20	35,394	.16	10	3	35,930	.16	32,848	.22	9
Time deposits	4,210	.71	5,545	.90	4,438	.75	-24	-5	4,323	.73	5,753	.90	-25
Deposits at Cayman Islands office	326	.25	457	.20	859	.18	-29	-62	591	.20	476	.19	24

Total interest-bearing deposits	41,936	.21	40,129	.30	41,584	.22	5	1	41,761	.22	39,911	.31	5

Short-term borrowings	343	.11	875	.16	637	.15	-61	-46	489	.13	852	.15	-43
Long-term borrowings	5,051	4.03	6,102	3.90	4,688	4.39	-17	8	4,871	4.20	6,304	3.84	-23

Total interest-bearing liabilities	47,330	.62	47,106	.76	46,909	.64	—	1	47,121	.63	47,067	.78	—
Noninterest-bearing deposits	23,744		21,401		22,956		11	3	23,352		20,499		14
Other liabilities	1,715		2,044		1,726		-16	-1	1,720		2,034		-15

Total liabilities	72,789		70,551		71,591		3	2	72,193		69,600		4
Shareholders’ equity	10,563		9,536		10,322		11	2	10,444		9,456		10

Total liabilities and shareholders’ equity	$83,352		80,087		81,913		4%	2%	$82,637		79,056		5%

Net interest spread		3.48		3.49		3.49				3.49		3.46
Contribution of interest-free funds		.23		.25		.22				.22		.25
Net interest margin		3.71%		3.74%		3.71%				3.71%		3.71%

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17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Income statement data
In thousands, except per share
Net income
Net income	$348,466	233,380	$622,579	439,843
Amortization of core deposit and other intangible assets (1)	7,632	9,709	15,780	19,949
Merger-related expenses (1)	4,636	4,344	7,511	6,001

Net operating income	$360,734	247,433	$645,870	465,793

Earnings per common share
Diluted earnings per common share	$2.55	1.71	$4.53	3.20
Amortization of core deposit and other intangible assets (1)	.06	.08	.12	.16
Merger-related expenses (1)	.04	.03	.06	.05

Diluted net operating earnings per common share	$2.65	1.82	$4.71	3.41

Other expense
Other expense	$598,591	627,392	$1,234,187	1,267,087
Amortization of core deposit and other intangible assets	(12,502)	(15,907)	(25,845)	(32,681)
Merger-related expenses	(7,632)	(7,151)	(12,364)	(9,879)

Noninterest operating expense	$578,457	604,334	$1,195,978	1,224,527

Merger-related expenses
Salaries and employee benefits	$300	3,024	$836	4,997
Equipment and net occupancy	489	—	690	15
Printing, postage and supplies	998	—	1,825	—
Other costs of operations	5,845	4,127	9,013	4,867

Total	$7,632	7,151	$12,364	9,879

Efficiency ratio
Noninterest operating expense (numerator)	$578,457	604,334	$1,195,978	1,224,527

Taxable-equivalent net interest income	683,804	654,628	1,346,304	1,281,722
Other income	508,689	391,650	941,571	768,373
Less: Gain (loss) on bank investment securities	56,457	(408)	56,457	(363)
Net OTTI losses recognized in earnings	—	(16,173)	(9,800)	(27,659)

Denominator	$1,136,036	1,062,859	$2,241,218	2,078,117

Efficiency ratio	50.92%	56.86%	53.36%	58.92%

Balance sheet data
In millions
Average assets
Average assets	$83,352	80,087	$82,637	79,056
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(95)	(151)	(102)	(159)
Deferred taxes	28	44	30	46

Average tangible assets	$79,760	76,455	$79,040	75,418

Average common equity
Average total equity	$10,563	9,536	$10,444	9,456
Preferred stock	(876)	(868)	(876)	(867)

Average common equity	9,687	8,668	9,568	8,589
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(95)	(151)	(102)	(159)
Deferred taxes	28	44	30	46

Average tangible common equity	$6,095	5,036	$5,971	4,951

At end of quarter
Total assets
Total assets	$83,229	80,808
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(90)	(143)
Deferred taxes	27	41

Total tangible assets	$79,641	77,181

Total common equity
Total equity	$10,716	9,630
Preferred stock	(877)	(868)
Undeclared dividends - cumulative preferred stock	(3)	(4)

Common equity, net of undeclared cumulative preferred dividends	9,836	8,758
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(90)	(143)
Deferred taxes	27	41

Total tangible common equity	$6,248	5,131

(1)	After any related tax effect.

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Income statement data
In thousands, except per share
Net income
Net income	$348,466	274,113	296,193	293,462	233,380
Amortization of core deposit and other intangible assets (1)	7,632	8,148	8,464	8,598	9,709
Merger-related expenses (1)	4,636	2,875	—	—	4,344

Net operating income	$360,734	285,136	304,657	302,060	247,433

Earnings per common share
Diluted earnings per common share	$2.55	1.98	2.16	2.17	1.71
Amortization of core deposit and other intangible assets (1)	.06	.06	.07	.07	.08
Merger-related expenses (1)	.04	.02	—	—	.03

Diluted net operating earnings per common share	$2.65	2.06	2.23	2.24	1.82

Other expense
Other expense	$598,591	635,596	626,146	616,027	627,392
Amortization of core deposit and other intangible assets	(12,502)	(13,343)	(13,865)	(14,085)	(15,907)
Merger-related expenses	(7,632)	(4,732)	—	—	(7,151)

Noninterest operating expense	$578,457	617,521	612,281	601,942	604,334

Merger-related expenses
Salaries and employee benefits	$300	536	—	—	3,024
Equipment and net occupancy	489	201	—	—	—
Printing, postage and supplies	998	827	—	—	—
Other costs of operations	5,845	3,168	—	—	4,127

Total	$7,632	4,732	—	—	7,151

Efficiency ratio
Noninterest operating expense (numerator)	$578,457	617,521	612,281	601,942	604,334

Taxable-equivalent net interest income	683,804	662,500	673,929	669,256	654,628
Other income	508,689	432,882	453,164	445,733	391,650
Less: Gain (loss) on bank investment securities	56,457	—	—	372	(408)
Net OTTI losses recognized in earnings	—	(9,800)	(14,491)	(5,672)	(16,173)

Denominator	$1,136,036	1,105,182	1,141,584	1,120,289	1,062,859

Efficiency ratio	50.92%	55.88%	53.63%	53.73%	56.86%

Balance sheet data
In millions
Average assets
Average assets	$83,352	81,913	81,366	80,432	80,087
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(95)	(109)	(122)	(136)	(151)
Deferred taxes	28	32	36	39	44

Average tangible assets	$79,760	78,311	77,755	76,810	76,455

Average common equity
Average total equity	$10,563	10,322	10,105	9,789	9,536
Preferred stock	(876)	(874)	(872)	(870)	(868)

Average common equity	9,687	9,448	9,233	8,919	8,668
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(95)	(109)	(122)	(136)	(151)
Deferred taxes	28	32	36	39	44

Average tangible common equity	$6,095	5,846	5,622	5,297	5,036

At end of quarter
Total assets
Total assets	$83,229	82,812	83,009	81,085	80,808
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(90)	(102)	(116)	(129)	(143)
Deferred taxes	27	30	34	38	41

Total tangible assets	$79,641	79,215	79,402	77,469	77,181

Total common equity
Total equity	$10,716	10,423	10,203	9,945	9,630
Preferred stock	(877)	(875)	(873)	(870)	(868)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(4)	(4)

Common equity, net of undeclared cumulative preferred dividends	9,836	9,545	9,327	9,071	8,758
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(90)	(102)	(116)	(129)	(143)
Deferred taxes	27	30	34	38	41

Total tangible common equity	$6,248	5,948	5,720	5,455	5,131

(1)	After any related tax effect.

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